Exhibit j under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                                          CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Independence One Mutual Funds


We consent to the use of our report dated June 16, 1999 for Independence One Equity Plus Fund, Independence One Small Cap Fund, Independence One International Equity Fund, Independence One U.S. Government Securities Fund, Independence One Fixed Income Fund, Independence One Michigan Municipal Bond Fund, Independence One Prime Money Market Fund, Independence One U.S. Treasury Fund and Independence One Michigan Municipal Cash Fund, incorporated herein by reference and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors" in the Statement of Additional Information.



/s/ KPMG LLP
Boston, Massachusetts
August 31, 1999